UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   February 7, 2005

DPL Inc.
(Exact Name of Registrant as Specified in Its Charter)

Ohio	1-9052	31-1163136
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1065 Woodman Drive, Dayton, Ohio		45432
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (937) 224-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                Regulation FD Disclosure

On February 7, 2005, the Company announced that it will release its fourth quarter and year end 2004 earnings on Wednesday, February 16, 2005 after the market closes.  On Thursday, February 17, 2005 at 8:30 A.M. Eastern Time, the Company announced that it would conduct a webcast conference call with financial analysts.  Interested parties can access the call real time on the DPL Inc. website at www.dplinc.com.  Interested parties are encouraged to visit the site fifteen minutes prior to the start of the webcast in order to properly register.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference.

Item 8.01.               Other Events

On February 7, 2005, the Company and The Dayton Power and Light Company issued a press release announcing that the Company’s common shareholders of record as of February 18, 2005 will receive a $0.24 per share dividend payment.  This payment continues the annualized rate of $0.96 per  common share.  In this same press release, the Company also announced that it will hold its 2005 Annual Meeting on April 28, 2005 in Dayton, Ohio.  Holders of common shares of record at the close of business on March 2, 2005 will be entitled to vote at the meeting.  A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated by reference.

Item 9.01 (c).          Exhibits.

99.1	Press Release of DPL Inc., dated February 7, 2005.

99.2	Press Release of DPL Inc., dated February 7, 2005.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DPL Inc.

Date: February 11, 2005	/s/ James V. Mahoney
	Name:	James V. Mahoney
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description	Paper (P) or Electronic (E)

99.1	Press Release of DPL Inc., dated February 7, 2005.	E

99.2	Press Release of DPL Inc., dated February 7, 2005.	E